KPMG PEAT MARWICK LLP

  233 South 13th Street, Suite 1600             Telephone 402 476 1216
  Lincoln, NE  68508-2041                       Fax 402 476 1944

  Two Central Park Plaza                        Telephone 402 348 1450
  Suite 1501                                    Fax 402 348 0152
  Omaha, NE  68102


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
NELNET Student Loan Corporation-2:


We consent to the incorporation by reference in the registration statement dated March 12, 2002, on Form S-3 of NELNET Student Loan Corporation-2 of our report dated February 7, 2001, with respect to the balance sheet of NELNET Student Loan Corporation-2 as of December 31, 2000, and the related statements of operations, stockholders' deficit, and cash flows, for the period June 1, 2000 through December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of NELNET Student Loan Corporation-2.

/s/ KPMG PEAT MARWICK LLP


Lincoln, Nebraska
March 11, 2002